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            SMITH ANDERSON BLOUNT DORSETT, MITCHELL & JERNIGAN, L.L.P.
                                    LAWYERS
                            Raleigh, North Carolina

                                  July 2, 1997


                                                                  (919) 821-6682


Four Oaks Fincorp, Inc.
6411 US 301 South
Four Oaks, North Carolina   27524

Ladies and Gentlemen:

         As counsel for Four Oaks Fincorp, Inc. (the "Company"), we furnish the following opinion in connection with the proposed issuance by the Company of up to 113,733 shares in the aggregate of its common stock, $1.00 par value (the "Common Stock"), pursuant to the Four Oaks Fincorp, Inc. Employee Stock Purchase and Bonus Plan and Nonqualified Stock Option Plan (the "Plans"). These securities are the subject of a Registration Statement to be filed by the Company with the Securities and Exchange Commission on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act"), to which this opinion is to be attached as an exhibit.

         We have examined the Articles of Incorporation and Bylaws of the Company, the minutes of meetings of its Board of Directors, and such other corporate records of the Company and other documents and have made such examinations of law as we have deemed relevant for purposes of this opinion. We also have received a certificate of an officer of the Company, dated of even date herewith, relating to the issuance of the Common Stock pursuant to the Plans. Based on such examination and such certificate it is our opinion that the 113,733 shares of Common Stock of the Company, which are being registered pursuant to the Registration Statement, may be legally issued in accordance with the Company's Articles of Incorporation and Bylaws, and when so



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Four Oaks Fincorp, Inc.
July 2, 1997
Page 2

issued and duly delivered against payment therefor pursuant to the Plans as described in the Registration Statement, such shares will be legally issued, fully paid, and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement that you are about to file with the Securities and Exchange Commission. Such consent shall not be deemed to be an admission that this firm is within the category of persons whose consent is required under
Section 7 of the 1933 Act or the regulations promulgated pursuant to the 1933
Act.

                                Sincerely yours,

                                SMITH, ANDERSON, BLOUNT, DORSETT,
                                         MITCHELL & JERNIGAN, L.L.P.

                                By:      /s/ Byron B. Kirkland

                                         Byron B. Kirkland